UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2022
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(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 35th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TZOO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
                                         Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Grant to Holger Bartel, Global Chief Executive Officer

On March 3, 2022, Travelzoo (the “Company”) entered into a Nonqualified Stock Option Agreement (the “HB Option Agreement”) with Holger Bartel, Global Chief Executive Officer, pursuant to which the Company granted Mr. Bartel the option to purchase 600,000 shares of the Company’s common stock (such option being hereinafter referred to as the “HB Option”). The Compensation Committee of the Board of Directors of the Company (the “Committee) engaged an independent compensation consultant to advise on the terms of the HB Option.

The HB Option began to partially vest on January 1, 2022, but was not exercisable unless and until the stockholders of the Company approved. The exercise price of the HB Option is $8.14 per share. The HB Option will vest semi-annually over two years in equal installments of 25%. The HB Option cannot be exercised after the expiration of the term of the HB Option, which is five (5) years from the date of grant.

The Committee, which is comprised solely of independent directors, unanimously approved the HB Option and the HB Option Agreement after confirming with the independent compensation consultant that both are in line with historical practices of the Company and market practice. On April 25, 2022, the stockholders of the Company approved the HB Option Agreement and the HB Option.

The information set forth above relating to the HB Option Agreement between the Company and Mr. Bartel is qualified in its entirety by reference to the full text of the agreement, which was attached as an appendix to the Company’s Schedule 14A, filed with the Securities and Exchange Commission (SEC) on April 1, 2022, and which is incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting of Stockholders of Travelzoo held on April 25, 2022 via webcast, at www.virtualshareholdermeeting.com/TZOO2022, the following actions were taken.

Travelzoo's stockholders elected Ralph Bartel, Christina Sindoni Ciocca, Carrie Liqun Liu, Volodymyr Cherevko and Michael Karg to serve on the Board of Directors until the next annual meeting of stockholders. The voting results are:

	Votes For	Votes Against	Votes Withheld
Ralph Bartel	8,426,511	199,480	30,176
Christina Sindoni Ciocca	7,708,571	940,371	7,225
Carrie Liqun Liu	7,867,575	781,160	7,432
Volodymyr Cherevko	8,543,568	104,842	7,757
Michael Karg	8,544,838	102,065	9,264
Ms. Liu, Mr. Cherevko and Mr. Karg will serve as independent directors in accordance with the listing standards of the NASDAQ Stock Market.
The proposal regarding the stock option grant to the Global Chief Executive Officer was approved. The voting results are:

Votes For	Votes Against	Abstain
5,851,231	2,772,679	32,257
The proposal regarding the vote, on an advisory basis, to approve executive compensation was approved. The voting results are:

Votes For	Votes Against	Abstain
5,230,333	3,418,190	7,644

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	April 27, 2022	By:	/s/ Lisa Su
Lisa Su Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Non-qualified Option Agreement between Travelzoo and Holger Bartel, dated March 3, 2022 (Incorporated by reference to Appendix A on Form DEF 14A (File No. 000-50171), filed April 1, 2022)